Exhibit 16.1

May 16, 2018 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Grant Thornton LLP 515 S. Flower St., 7th Floor Los Angeles, CA 90071-2201 T 1 213 627 1717 F 1 213 624 6793 www.GrantThornton.com

Re:    Entravision Communications Corporation

File No. 001-15997

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Entravision Communications Corporation dated
May 16, 2018, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd